                                                                   EXHIBIT 21(b)

                                 PRANDIUM, INC.

                                 2000 FORM 10-K

                          NAMES UNDER WHICH OPERATING
                       SUBSIDIARIES DO BUSINESS--12/31/00

  Chi-Chi's, Inc.
- --------------------

Chi-Chi's
Chi-Chi's El Pronto
HomeTown Buffet

     FRI-Admin
    Corporation
- --------------------

Carrows
Charley Brown's
Mesquite Beach

 Koo Koo Roo, Inc.
- --------------------

Koo Koo Roo

 The Hamlet Group,
        Inc.
- --------------------

Hamburger Hamlet
Portner's